UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

CARMAX, INC.
(Exact name of registrant as specified in its charter)

Virginia	54-1821055
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

12800 Tuckahoe Creek Parkway Richmond, Virginia	23238
(Address of Principal Executive Offices)	(Zip Code)

CARMAX, INC. 2002 STOCK INCENTIVE PLAN
(AS AMENDED AND RESTATED JUNE 27, 2023)
(Full title of the plan)

John M. Stuckey
Vice President, Deputy General Counsel and Corporate Secretary
CarMax, Inc.
12800 Tuckahoe Creek Parkway
Richmond, Virginia 23238
(Name and address of agent for service)
(804) 747-0422
(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company.  See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

REGISTRATION OF ADDITIONAL SECURITIES
This Registration Statement is being filed solely for the purpose of registering 2,000,000 shares of common stock, par value $0.50 per share (“Common Stock”), of CarMax, Inc. (the “Registrant”) to be offered to participants under the Registrant’s 2002 Stock Incentive Plan, as amended (the “Plan”). The shares registered on this Registration Statement are in addition to the shares previously registered on Registrant's Registration Statements on Form S-8 with respect to the Plan filed with the Commission on July 30, 2009 (Registration No. 333-160912 registering 4,700,000 shares of Common Stock), August 28, 2012 (Registration No. 333-183594 registering 11,000,000 shares of Common Stock), June 29, 2016 (Registration No. 333-212310 registering 5,000,000 shares of Common Stock), June 27, 2019 (Registration No. 333-232394 registering 4,150,000 shares of Common Stock), and June 23, 2020 (Registration No. 333-239438 registering 1,500,000 shares of Common Stock) (collectively, the "Prior Registration Statements"). This Registration Statement relates to securities of the same class as that to which the Prior Registration Statements relate and is filed in accordance with General Instruction E to Form S-8. Accordingly, pursuant to General Instruction E, the Registrant hereby incorporates by reference herein the contents of the Prior Registration Statements and hereby deems such contents to be a part hereof, except as otherwise updated or modified by this Registration Statement.

Part II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.
The following documents previously filed by the Registrant with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated herein by reference and made a part hereof, to the extent that such documents are considered filed with the Commission:
(1)the Registrant’s Annual Report on Form 10-K, filed on April 13, 2023, for the fiscal year ended February 28, 2023 (the “Form 10-K”);
(2)the portions of the Registrant’s definitive Proxy Statement, filed on May 11, 2023, for the Annual Meeting of Shareholders held on June 27, 2023 that have been incorporated by reference into the Form 10-K for the fiscal year ended February 28, 2023;
(3)the Registrant's Quarterly Report on Form 10-Q for the quarterly period ended May 31, 2023;
(4)the Registrant’s Current Report on Form 8-K, filed on June 28, 2023; and
(5)the description of the Registrant’s common stock contained in Exhibit 4.1 to the Registrant's Annual Report on Form 10-K for the fiscal year ended February 29, 2020, including any subsequent amendment or any report subsequently filed for the purpose of updating such description.
All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents, to the extent that such documents are considered filed with the Commission. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such earlier statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 5.	Interests of Named Experts and Counsel.
Troutman Pepper Hamilton Sanders LLP, counsel to the Registrant, has rendered its opinion that the shares of Common Stock registered hereunder for sale pursuant to the Registration Statement and the terms and conditions of the CarMax, Inc. 2002 Stock Incentive Plan, as amended and restated as of June 27, 2023, will be, when issued in accordance with the foregoing, validly issued, fully paid and non-assessable.

Item 8.	Exhibits.
The Exhibits to this Registration Statement are listed in the Exhibit Index of this Registration Statement, which index is incorporated herein by reference.

EXHIBIT INDEX

4.1
CarMax, Inc. Amended and Restated Articles of Incorporation, effective June 24, 2013, filed as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K, filed June 28, 2013 (File No. 1-31420), is incorporated by this reference.

4.2	CarMax, Inc. Bylaws, as amended and restated April 28, 2020, filed as Exhibit 3.1 to CarMax’s Current Report on Form 8-K, filed May 1, 2020 (File No. 1-31420), is incorporated by this reference.

5.1	Opinion of Troutman Pepper Hamilton Sanders LLP.*

10.1
CarMax, Inc. 2002 Stock Incentive Plan, as amended and restated June 27, 2023, filed as Exhibit 10.1 to CarMax's Current Report on Form 8-K, filed on June 28, 2023 (File No. 1-31420), is incorporated by this reference.

23.1	Consent of Troutman Pepper Hamilton Sanders LLP (included in Exhibit 5.1). *

23.2	Consent of KPMG LLP.*

24	Powers of Attorney.*

107	Filing Fee Table*

*	Filed herewith.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Goochland County, Commonwealth of Virginia, on this 29th day of June, 2023.

CARMAX, INC.

By:	/s/ William D. Nash
William D. Nash
President and Chief Executive Officer
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ William D. Nash	President, Chief Executive Officer and Director	June 29, 2023
William D. Nash

/s/ Enrique N. Mayor-Mora	Executive Vice President and Chief Financial Officer	June 29, 2023
Enrique N. Mayor-Mora

/s/ Jill A. Livesay	Vice President and Chief Accounting Officer	June 29, 2023
Jill A. Livesay

Signature	Title	Date

*	Director	June 29, 2023
Peter J. Bensen

*	Director	June 29, 2023
Ronald E. Blaylock

*	Director	June 29, 2023

Sona Chawla

*	Director	June 29, 2023
Thomas J. Folliard

*	Director	June 29, 2023
Shira Goodman

*	Director	June 29, 2023
David W. McCreight

*	Director	June 29, 2023
Mark F. O'Neil

*	Director	June 29, 2023
Pietro Satriano

*	Director	June 29, 2023
Marcella Shinder

*	Director	June 29, 2023
Mitchell D. Steenrod

*
Enrique N. Mayor-Mora, by signing his name hereto, signs this document on behalf of each of the persons indicated by an asterisk above pursuant to powers of attorney duly executed by such persons and filed with the Securities and Exchange Commission as part of this Registration Statement.

Date: June 29, 2023	/s/ Enrique N. Mayor-Mora
Enrique N. Mayor-Mora
Attorney-in-Fact